Exhibit 10.1

AMENDMENT NO. 4
TO
PRECISION CASTPARTS CORP.
SUPPLEMENTAL EXECUTIVE RETIREMENT PROGRAM
LEVEL TWO PLAN—ONGOING

Precision Castparts Corp.
an Oregon corporation
4650 SW Macadam, Suite 200
Portland, OR 97239    Company

The 2005 Restatement of the Precision Castparts Corp. Supplemental Executive Retirement Program - Level Two Plan—Ongoing (the “Plan”), as amended through Amendment No. 3, is further amended pursuant to Plan section 6.3 as follows:

1.	Limited Amount Cash-outs

In order to allow for limited amount cash-outs as permitted by Treasury Regulation 1.409A-3(j)(4)(v), the following changes are made to the Plan:

1.1    The first sentence of section 3.1 is amended to add reference to “3.3-6” between “2” and “3.4-2(c)”.

1.2    Section 3.2-2 is amended to add the phrase “Except as provided in 3.3-6,” at the beginning of the first sentence.

1.3    A new section 3.3-6 is added to the Plan:

3.3-6    Notwithstanding any election made by a Participant under 3.3 or 3.4, the Company may distribute a Participant’s benefit from the Plan in a single lump sum payment if the value of the Participant’s vested benefit does not exceed the applicable dollar amount under Code section 402(g)(1)(B) as of the date of the distribution and the distribution results in the termination and liquidation of the entirety of the Participant’s interest under the Plan and any other agreements, methods, programs or other arrangements treated as deferred under a single nonqualified deferred compensation plan with the Plan under Treasury Regulation 1.409A-1(c)(2).

2.	Effective Date

This amendment shall be effective August 1, 2015.

PRECISION CASTPARTS CORP.

By:     /s/ Steven C. Blackmore

Name of signer: Steven C. Blackmore

Date signed:     August 25        , 2015